NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira BioSciences Reports Full-Year and Fourth Quarter 2021 Financial Results
— Anesthesia-driven regional approaches drive record EXPAREL sales of $507 million in 2021 —
— Full-year GAAP net income of $42 million and adjusted EBITDA of $204 million —
— More than 10 million patients have received EXPAREL since launch —
— Conference call today at 8:30 a.m. ET —
TAMPA, FL, February 24, 2022 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the fourth quarter and full-year of 2021.

“The acquisition of Flexion Therapeutics combined with record EXPAREL sales resulted in a pivotal year for Pacira, allowing us to enter 2022 in the strongest financial position in our company’s history,” said David Stack, chairman and chief executive officer of Pacira. “Despite challenges in the marketplace due to COVID-19, we continue to deliver strong results and remain bullish in our long-term expectations for growth.”

“We were delighted to recently achieve a significant milestone as we marked our ten millionth patient treated with EXPAREL since launch. Further energized by this accomplishment, we remain committed to ongoing innovation in all areas of our business including new indications, line extensions, and design improvements to better serve patients and the healthcare providers who treat them while remaining at the forefront of the non-opioid pain management field.”
2021 Full-Year and Fourth Quarter Financial Highlights
•Full-year revenues of $541.5 million and fourth quarter revenues of $159.2 million.
•Full-year GAAP net income of $42.0 million or $0.95 per share (basic) and $0.92 (diluted).
•Fourth quarter GAAP net loss of $5.1 million or $0.12 per share (basic and diluted).
•Full-year adjusted EBITDA of $204.0 million and fourth quarter adjusted EBITDA of $69.3 million.
Recent Business Highlights
•New EXPAREL Patents. Pacira recently received Notices of Allowance from the United States Patent and Trademark Office for four EXPAREL patents that have been examined and will issue. Two patents claim chemical composition of EXPAREL and two claim product-by-process. After issuance, Pacira will submit these patents for listing in the FDA Approved Drug Products with Therapeutic Equivalence Evaluations (the Orange Book). After listing, the Orange Book will have a total of six EXPAREL patents each with an expiration date of January 22, 2041.

•$375 Million Term Loan B Facility. In December 2021, Pacira entered into a $375 million Senior Secured Term Loan B Facility. The company believes this successful debt offering validates its financial strength.

•Completion of Flexion Therapeutics Acquisition. In November 2021, Pacira expanded its leadership position in non-opioid pain management with the acquisition of Flexion Therapeutics. With the closing, Pacira added ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) to its commercial offering. ZILRETTA is the first and only FDA-approved treatment for osteoarthritis (OA) knee pain utilizing extended-release microsphere technology.
Fourth Quarter 2021 Financial Results
•Total revenues were $159.2 million in the fourth quarter of 2021, a 22% increase over the $131.0 million reported for the fourth quarter of 2020.
•EXPAREL net product sales were $139.9 million in the fourth quarter of 2021, a 12% increase over the $125.3 million reported for the fourth quarter of 2020.
•ZILRETTA net product sales were $12.7 million in the fourth quarter of 2021. The company began recognizing ZILRETTA sales upon completing its acquisition of Flexion in November 2021.
•Fourth quarter 2021 iovera° net product sales were $4.9 million, a 102% increase versus the $2.4 million reported in the fourth quarter of 2020.
•Total operating expenses were $155.0 million in the fourth quarter of 2021, compared to $112.2 million in the fourth quarter of 2020. The fourth quarter of 2021 included $40.7 million of acquisition-related charges, product discontinuation and other, primarily driven by $39.2 million of severance and other employee related costs, investment banking, legal and other professional fees, third-party services and other one-time charges associated with the acquisition of Flexion. The fourth quarter of 2021 also included $5.7 million of amortization for acquired intangible assets associated with the acquisition of Flexion.
•Research and development (R&D) expenses were $15.5 million in the fourth quarter of 2021, compared to $15.3 million in the fourth quarter of 2020. The company’s R&D expenses included $5.3 million and $5.2 million of product development and manufacturing capacity expansion costs in the fourth quarters of 2021 and 2020, respectively.
•Selling, general and administrative (SG&A) expenses were $52.2 million in the fourth quarter of 2021, compared to $52.8 million in the fourth quarter of 2020.
•GAAP net loss was $5.1 million, or $0.12 per share (basic and diluted), in the fourth quarter of 2021, compared to GAAP net income of $14.5 million, or $0.33 per share (basic) and $0.32 per share (diluted), in the fourth quarter of 2020.
•Non-GAAP net income was $44.4 million, or $0.99 per share (basic) and $0.97 per share (diluted), in the fourth quarter of 2021, compared to non-GAAP net income of $38.8 million, or $0.89 per share (basic) and $0.87 per share (diluted), in the fourth quarter of 2020.
•Adjusted EBITDA was $69.3 million in the fourth quarter of 2021, a 61% increase over $42.9 million in the fourth quarter of 2020.
•Pacira had 44.6 million basic weighted average shares of common stock outstanding in the fourth quarter of 2021.

•For non-GAAP measures, Pacira had 45.5 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2021.

Full-Year 2021 Financial Results

•Total revenues were $541.5 million in 2021, a 26% increase over the $429.6 million reported in 2020.
•EXPAREL net product sales were $506.5 million in 2021, a 23% increase over the $413.3 million reported in 2020.
•ZILRETTA net product sales were $12.7 million in 2021. The company began recognizing ZILRETTA sales upon completing its acquisition of Flexion in November 2021.
•Full-year iovera° net product sales were $16.2 million, an 83% increase over the $8.8 million reported in 2020.
•Total operating expenses were $451.6 million in 2021, compared to $383.3 million in 2020. 2021 included $42.9 million of acquisition-related charges, product discontinuation and other, primarily driven by $40.2 million of severance and other employee related costs, investment banking, legal and other professional fees, third-party services and other one-time charges associated with the acquisition of Flexion. 2021 also included $5.7 million of amortization for acquired intangible assets associated with the acquisition of Flexion.
•R&D expenses were $55.5 million in 2021, compared to $59.4 million in 2020. The company’s R&D expenses include $19.4 million and $23.5  million of product development and manufacturing capacity expansion costs in 2021 and 2020, respectively.
•SG&A expenses were $199.3 million in 2021, compared to $193.5 million in 2020.
•GAAP net income was $42.0 million, or $0.95 per share (basic) and $0.92 per share (diluted) in 2021, compared to GAAP net income of $145.5 million, or $3.41 per share (basic) and $3.33 per share (diluted) in 2020. Included in GAAP net income in 2020 was a $126.6 million income tax benefit related to the release of a valuation allowance on deferred tax assets.
•Non-GAAP net income was $136.7 million, or $3.09 per share (basic) and $3.00 per share (diluted), in 2021, compared to non-GAAP net income of $96.6 million, or $2.26 per share (basic) and $2.21 per share (diluted), in 2020.
•Adjusted EBITDA was $204.0 million in 2021, a 81% increase over $112.6 million in 2020.
•Pacira had 44.3 million basic and 45.6 million diluted weighted average shares of common stock outstanding in 2021.
See “Non-GAAP Financial Information” below.
2022 Financial Guidance
The company’s product sales continue to be impacted by COVID-19, which has caused significant postponement or suspension in the scheduling of elective surgical procedures resulting from public health guidance and government directives. Given the continued uncertainty around COVID-19 and the pace of recovery for the elective surgery market, the company is currently not providing revenue or gross margin guidance. To provide greater transparency, Pacira is reporting monthly intra-quarter unaudited net product sales for EXPAREL and iovera° until it has gained enough visibility around the impacts of COVID-19. Pacira is also providing weekly EXPAREL utilization and elective surgery data within its investor presentation, which is accessible at investor.pacira.com. Pacira is currently not reporting preliminary monthly ZILRETTA net product sales as the required adjustments for certain product rebate programs are calculated after the end of the quarter.
Today the company is providing full-year 2022 operating expense guidance as follows:
•Non-GAAP R&D expense of $75 million to $85 million;
•Non-GAAP SG&A expense of $220 million to $230 million; and
•Stock-based compensation of $40 million to $45 million.
See “Non-GAAP Financial Information” below.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, February 24, 2022, at 8:30 a.m. ET. To participate in the conference call, dial 1-888-771-4371 and provide the passcode 50282786. International callers may dial 1-847-585-4405 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay of the webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per common share, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2022 and to better analyze its financial results and help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira

Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing a non-opioid option to as many patients as possible to redefine the role of opioids as rescue therapy only. The company is also developing innovative interventions to address debilitating conditions involving the sympathetic nervous system, such as cardiac electrical storm, chronic pain, and spasticity. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting, local analgesia currently approved for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular, injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA®

On October 6, 2017, ZILRETTA (triamcinolone acetonide extended-release injectable suspension) was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° treatment works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Important Safety Information for iovera°®

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Flexion and its products, including uncertainty of the expected financial performance of Flexion and its products; the possibility that if we do not achieve the perceived benefits of the Flexion acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of our shares could decline; the impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and U.S. economic conditions, and our business, including our revenues, financial condition and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency, Marketing Authorization Applications; our plans to evaluate, develop and pursue additional multivesicular liposome-based product candidates; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential multivesicular liposome-based product; our commercialization and marketing capabilities and our ability to successfully construct an additional EXPAREL manufacturing suite in San Diego, California; the outcome of any litigation; the ability to successfully integrate Flexion and any future acquisitions into our existing business; the recoverability of our deferred tax assets and assumptions associated with contingent consideration payments; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-

looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.
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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Kristin Capone, (973) 588-2108
kcapone@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$585,578	$99,957
Short-term available-for-sale investments	70,831	421,705
Accounts receivable, net	96,318	53,046
Inventories, net	98,550	64,650
Prepaid expenses and other current assets	14,771	12,265
Total current assets	866,048	651,623
Long-term available-for-sale investments	—	95,459
Fixed assets, net	188,401	136,688
Right-of-use assets, net	76,410	74,492
Goodwill	145,175	99,547
Intangible assets, net	623,968	96,521
Deferred tax assets	153,364	106,164
Investments and other assets	21,987	14,019
Total assets	$2,075,353	$1,274,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,543	$10,431
Accrued expenses	127,555	70,974
Lease liabilities	7,891	7,425
Convertible senior notes, net (1)	350,466	149,648
Contingent consideration	—	14,736
Current portion of long-term debt, net	24,234	—
Income taxes payable	429	114
Total current liabilities	521,118	253,328
Convertible senior notes, net (2)	339,267	313,030
Lease liabilities	71,727	71,025
Deferred revenue	10,125	—
Long-term debt, net	335,263	—
Contingent consideration	57,598	13,610
Other liabilities	9,847	3,832
Total stockholders’ equity	730,408	619,688
Total liabilities and stockholders’ equity	$2,075,353	$1,274,513
(1) Relates to our 2.375% convertible senior notes due 2022 and the 3.375% convertible senior notes due 2024 assumed as part of the acquisition of Flexion (the “2024 Flexion Notes”). On January 7, 2022, $192.6 million in aggregate principal of the 2024 Flexion Notes were repurchased by us. The remaining principal on the 2024 Flexion Notes after the repurchase is $8.6 million.
(2) Relates to our 0.750% convertible senior notes due 2025 that are not currently convertible.

Pacira BioSciences, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net product sales:
EXPAREL	$139,852	$125,309	$506,515	$413,338
ZILRETTA (1)	12,683	—	12,683	—
iovera°	4,898	2,426	16,162	8,817
Bupivacaine liposome injectable suspension	1,141	2,029	3,606	4,459
Total net product sales	158,574	129,764	538,966	426,614
Collaborative licensing and milestone revenue	—	—	125	—
Royalty revenue	620	1,210	2,442	3,033
Total revenues	159,194	130,974	541,533	429,647

Operating expenses:
Cost of goods sold	39,007	35,298	140,255	117,328
Research and development	15,514	15,331	55,545	59,421
Selling, general and administrative	52,154	52,831	199,345	193,516
Amortization of acquired intangible assets	7,653	1,966	13,553	7,866
Acquisition-related charges, product discontinuation and other	40,654	6,765	42,911	5,166
Total operating expenses	154,982	112,191	451,609	383,297
Income from operations	4,212	18,783	89,924	46,350

Other (expense) income:
Interest income	79	693	896	4,629
Interest expense	(10,423)	(7,062)	(31,750)	(25,671)
Loss on early extinguishment of debt	—	—	—	(8,071)
Other, net	(65)	279	(2,666)	2,852
Total other expense, net	(10,409)	(6,090)	(33,520)	(26,261)
Income (loss) before income taxes	(6,197)	12,693	56,404	20,089
Income tax benefit (expense)	1,068	1,821	(14,424)	125,434
Net income (loss)	$(5,129)	$14,514	$41,980	$145,523

Net income (loss) per share:
Basic net income (loss) per common share	$(0.12)	$0.33	$0.95	$3.41
Diluted net income (loss) per common share	$(0.12)	$0.32	$0.92	$3.33
Weighted average common shares outstanding:
Basic	44,594	43,503	44,262	42,671
Diluted	44,594	44,730	45,630	43,682
(1) Pacira began recognizing sales of ZILRETTA in November 2021 after completing its acquisition of Flexion.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net income (loss)	$(5,129)	$14,514	$41,980	$145,523

Non-GAAP adjustments:
Milestone revenue	—	—	(125)	—
Acquisition-related charges, product discontinuation and other (1)	40,654	6,765	42,911	5,166
Stock-based compensation	10,890	10,896	42,246	39,920
Loss on early extinguishment of debt	—	—	—	8,071
Amortization of debt discount	5,907	5,570	23,152	18,254
Amortization of acquired intangible assets	7,653	1,966	13,553	7,866
Recognition of step-up basis in inventory from acquisition	581	—	581	—
Release of valuation allowance on deferred tax assets	—	(2,041)	—	(126,613)
Loss (gain) on investment	—	1,161	2,585	(1,618)
Tax impact of non-GAAP adjustments (2)	(16,199)	—	(30,207)	—
Total Non-GAAP adjustments	49,486	24,317	94,696	(48,954)

Non-GAAP net income	$44,357	$38,831	$136,676	$96,569

GAAP basic net income (loss) per common share	$(0.12)	$0.33	$0.95	$3.41
GAAP diluted net income (loss) per common share	$(0.12)	$0.32	$0.92	$3.33

Non-GAAP basic net income per common share	$0.99	$0.89	$3.09	$2.26
Non-GAAP diluted net income per common share	$0.97	$0.87	$3.00	$2.21

Weighted average common shares outstanding - basic	44,594	43,503	44,262	42,671
Weighted average common shares outstanding - diluted	45,500	44,730	45,630	43,682

Cost of goods sold reconciliation:
GAAP cost of goods sold	$39,007	$35,298	$140,255	$117,328
Stock-based compensation	(1,461)	(1,539)	(5,891)	(5,589)
Recognition of step-up basis in inventory from acquisition	(581)	—	(581)	—
Non-GAAP cost of goods sold	$36,965	$33,759	$133,783	$111,739

Research and development reconciliation:
GAAP research and development	$15,514	$15,331	$55,545	$59,421
Stock-based compensation	(1,873)	(1,267)	(5,465)	(5,211)
Non-GAAP research and development	$13,641	$14,064	$50,080	$54,210

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$52,154	$52,831	$199,345	$193,516
Stock-based compensation	(7,556)	(8,090)	(30,890)	(29,120)
Non-GAAP selling, general and administrative	$44,598	$44,741	$168,455	$164,396
(1) The three months and year ended December 31, 2021 included $39.2 million and $40.2 million, respectively, of severance and other employee related costs, investment banking, legal and other professional fees, third-party services and other one-time charges related to the acquisition of Flexion.
(2) There was no tax impact of non-GAAP adjustments in the three months and year ended December 31, 2020 due to the release of a valuation allowance on the Company’s deferred tax assets.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net income (loss)	$(5,129)	$14,514	$41,980	$145,523

Interest income	(79)	(693)	(896)	(4,629)
Interest expense (1)	10,423	7,062	31,750	25,671
Income tax (benefit) expense (2) (3)	(1,068)	(1,821)	14,424	(125,434)
Depreciation expense	5,417	3,095	14,995	12,042
Amortization of acquired intangible assets	7,653	1,966	13,553	7,866
EBITDA	17,217	24,123	115,806	61,039

Other adjustments:
Milestone revenue	—	—	(125)	—
Acquisition-related charges, product discontinuation and other	40,654	6,765	42,911	5,166
Stock-based compensation	10,890	10,896	42,246	39,920
Loss on early extinguishment of debt	—	—	—	8,071
Recognition of step-up basis in inventory from acquisition	581	—	581	—
Loss (gain) on investment	—	1,161	2,585	(1,618)
Adjusted EBITDA	$69,342	$42,945	$204,004	$112,578
(1) Includes amortization of debt discount
(2) Includes an income tax benefit in connection with the acquisition of Flexion Therapeutics, Inc. during the three months and year ended December 31, 2021
(3) Includes the reversal of a deferred tax valuation allowance during the year ended December 31, 2020

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) includes GAAP to non-GAAP adjustments that reflect how the Company’s management analyzes its financial results. The adjusted EBITDA figures presented here are unlikely to be comparable with adjusted EBITDA disclosures released by other companies.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2022 Financial Guidance
(in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation	Non-GAAP
Research and development expense	$81 to $92	$6 to $7	$75 to $85
Selling, general and administrative expense	$252 to $264	$32 to $34	$220 to $230
Stock-based compensation	$40 to $45	—	—